UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

SAFENET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)

4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)

(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item      8.01 Other Events.

     The Board of Directors of SafeNet, Inc. (“SafeNet” or the “Company”) has recommended that the stockholders of SafeNet approve an amendment to the Company’s 2001 Omnibus Stock Plan (the “Plan”) to increase the number of shares reserved for issuance under the Plan from 3,000,000 to 6,000,000 shares. Under the Plan, the Board has the discretion to grant nonstatutory stock options at an exercise price less than the fair market value of the Company’s common stock on the date of grant. In addition, the Board has discretion under the Plan to grant stock awards and phantom stock awards. SafeNet’s management has determined to recommend to the Board of Directors that the Plan be amended to provide that all stock options granted under the Plan shall have an exercise price of not less than the fair market value of the Company’s common stock as of the date of grant and that future grants of stock awards and phantom stock awards shall not be permitted under the Plan. The Company will schedule these amendments to be considered at the next regularly scheduled meeting of the Board of Directors.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2005

SAFENET, INC.

By:	/s/ Anthony A. Caputo Anthony A. Caputo, Chairman and Chief Executive Officer

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